UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 27, 2006

BNC Bancorp

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

831 Julian Avenue

Thomasville, North Carolina 27361

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 476-9200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 27, 2006, BNC Bancorp (the “Company”) and its newly-formed, wholly-owned Delaware statutory trust, BNC Capital Trust IV (the “Trust”) entered into a Purchase Agreement with TWE, Ltd. (“TWE”), pursuant to which the Company and the Trust will issue and sell to TWE 7,000 floating rate preferred securities having a stated liquidation amount of $1,000 per preferred security, bearing a variable rate of interest per annum, reset quarterly, equal to LIBOR plus 1.70% (the “Preferred Securities”). The proceeds from the sale of the Preferred securities will be combined with the proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”) and will be used by the trust to purchase $7,217,000 in principal amount of the unsecured junior subordinated notes of the Company (the “Junior Subordinated Notes”). The Preferred Securities and the Common Securities of the Trust will be issued pursuant to the Amended and Restated Trust Agreement dated September 27, 2006 (the “Trust Agreement”).

The Preferred Securities will be fully and unconditionally guaranteed on a subordinated basis by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment pursuant and subject to the Guarantee Agreement dated September 27, 2006 by and between the Company and Wilmington Trust Company, as guarantee trustee. The Junior Subordinated Notes are issued pursuant to a Junior Subordinated Indenture dated September 27, 2006, by and between the Company and Wilmington Trust Company, as indenture trustee (the “Indenture”).

The Preferred Securities have been sold by the Trust to TWE without registration of the Preferred Securities or the Junior Subordinated Notes under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon exemptions from the registration requirements of the Securities Act.

The proceeds from the transaction will be used by the Company for general corporate purposes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 27, 2006, the Company issued 30-year Junior Subordinated Notes to the Trust in the principal amount of $7,217,000 pursuant to the Indenture as part of the trust preferred transaction described above. The Junior Subordinated Notes bear interest at a variable rate equal to the three-month LIBOR plus 1.70%. Interest payments by the Company under the Junior Subordinated Notes will be used to pay the quarterly distributions payable by the Trust to TWE. Interest on the Junior Subordinated Notes may be deferred at any time or from time to time for a period not exceeding 20 consecutive quarterly payments (five years), provided there is no “Event of Default.” Event of Default is defined in the Indenture to include, among other things, defaults in payment of interest or principal, default by the Company in performance of, or breach of, any covenant or agreement under the Indenture, bankruptcy or liquidation. The Junior Subordinated Notes mature on December 30, 2036.

Upon the occurrence of an Event of Default, and upon demand of the trustee under the Indenture, the Company will pay to the trustee, for the benefit of the holders of the Junior Subordinated Notes, the whole amount that then shall have become due and payable on all Junior

Subordinated Notes, including Additional Interest (as defined in the Indenture) accrued on the Junior Subordinated Notes and, in addition, such further amounts as are sufficient to cover the costs and expenses of collection, including reasonable compensation to the trustee, its agents, attorneys and counsel, and any other amounts due to the trustee. The Junior Subordinated Notes are redeemable by the Company, at its option, after December 30, 2011, at the Redemption Price (as defined in the Indenture), and sooner at the Special Redemption Price (as defined in the Indenture), if a Special Event (as defined in the Indenture) occurs, including in the event that the Preferred Securities are not eligible for treatment as Tier 1 capital, subject to prior approval by the Federal Reserve Board, if then required. The Redemption Price is 100% of the principal amount of the Junior Subordinated Notes being redeemed plus accrued and unpaid interest. The Special Redemption Price is defined in the Indenture as 100% of the principal amount being redeemed plus accrued and unpaid interest. The Junior Subordinated Notes are subordinated and junior in right of payment to the prior payment in full of all Senior Debt of the Company, whether outstanding at the date of the Indenture or thereafter incurred. Senior Debt is defined in the Indenture to mean, with respect to the Company, (i) every obligation for money borrowed; (ii) every obligation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or other accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) all indebtedness of the Company whether incurred on or prior to the date of this Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person (as defined in the Indenture) and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and (viii) any renewals, extensions, refundings, amendments or modifications of any obligation of the type referred to in clauses (i) through (vii); provided, however, that Senior Debt shall not include other debt securities and guarantees with respect to other debt securities.

Item 9.01 Financial Statements and Exhibits

(d)		Exhibits

(10	)(ix)(a)	Purchase Agreement dated as of September 27, 2006, by and among BNC Bancorp, BNC Capital Trust IV and TWE, Ltd.

(10	)(ix)(b)	Amended and Restated Trust Agreement of BNC Capital Trust IV, dated as of September 27, 2006

(10	)(ix)(c)	Guarantee Agreement of BNC Bancorp dated as of September 27, 2006

(10	)(ix)(d)	Junior Subordinated Indenture, dated as of September 27, 2006, by and between BNC Bancorp and Wilmington Trust Company, as Trustee, relating to Junior Subordinated Debt Securities Due December 30, 2036

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNC BANCORP

Date: September 27, 2006	By:	/s/ David B. Spencer
David B. Spencer, Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)

EXHIBIT INDEX

(10	)(ix)(a)	Purchase Agreement dated as of September 27, 2006, by and among BNC Bancorp, BNC Capital Trust IV and TWE, Ltd.

(10	)(ix)(b)	Amended and Restated Trust Agreement of BNC Capital Trust IV, dated as of September 27, 2006

(10	)(ix)(c)	Guarantee Agreement of BNC Bancorp dated as of September 27, 2006

(10	)(ix)(d)	Junior Subordinated Indenture, dated as of September 27, 2006, by and between BNC Bancorp and Wilmington Trust Company, as Trustee, relating to Junior Subordinated Debt Securities Due December 30, 2036